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                                                          Exhibit (11)
[logo]PricewaterhouseCoopers


                        CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 15, 2001, relating to the financial statements and financial highlights which appears in the December 31, 2000 Annual Report to Shareholders of the State Street Research Exchange Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Investment Advisory and Other Services" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
April 25, 2001